Eden Bioscience Announces Third Quarter 2005 Financial Results

BOTHELL, WA -- 10/27/2005 -- Eden Bioscience Corporation (NASDAQ: EDEN), which develops, manufactures and markets innovative, natural protein-based products for improving crop production and protecting plants, today announced financial results for its third quarter ended September 30, 2005.

Product sales, net of sales allowances, for the third quarter of 2005 were $343,000, which compares to net product sales of $368,000 in the same period of 2004. Net loss in the third quarter of 2005 was $4.5 million, or $0.18 per weighted average common share, and includes a loss on lease termination of $2.3 million. Net loss in the third quarter of 2004 was $1.9 million, or $0.08 per weighted average common share. Per-share loss amounts for the quarters are based on weighted average common shares of 24.4 million in 2005 and 2004.

"Our third quarter sales are 7% below sales in the third quarter of 2004, which is primarily due to lower sales than we expected in Spain during the third quarter. We believe this is the result of drought conditions in Spain which caused growers to delay their purchases until later in the growing season. In spite of these conditions, our sales are up 90% in Spain for the nine months of 2005 compared to 2004 and with recent rains and normal growing conditions in Spain, we expect to improve on that growth comparison for the full year. For the first nine months of 2005 compared to the same period in 2004, sales in US agriculture are up 462%, sales outside the US are up 120%, and sales of our Home & Garden products are up 107%," said Rhett Atkins, President and CEO. "We have also been working to reduce operating expenses to provide more resources for marketing and sales of our new products such as N-Hibit™ seed treatment and ProAct™ plant health regulator. The termination of our research and administration building lease this quarter has removed a significant cash burden on the company without impacting our current capabilities and provides us the ability to devote more resources to our sales and marketing plans for 2006."

Cash and investments as of September 30, 2005 totaled $8.6 million, compared with $9.3 million at June 30, 2005 and $11.9 million at December 31, 2004.

Conference Call

Eden Bioscience will host a live conference call and Web cast to discuss its third quarter 2005 financial results on Thursday, October 27, 2005 at 5 p.m. Eastern Time (2 p.m. Pacific Time), featuring remarks by Rhett Atkins, President and CEO, and Brad Powell, CFO. The live Web cast and replay of the call will be available until November 4, 2005 at www.edenbio.com/in/inmain.html.

About Eden Bioscience

Eden Bioscience is a plant technology company focused on developing, manufacturing and marketing innovative, natural protein-based products for agriculture. We believe that our technology and products provide growers with new tools to improve crop production and plant protection. Our products are based on naturally occurring proteins called "harpins," which activate a plant's intrinsic ability to protect itself through growth and stress-defense responses. These responses enhance overall plant health, improve plant vigor and stamina, and result in improved crop quality, yield, and/or shelf life. Our headquarters are at 11816 North Creek Parkway N., Bothell, WA 98011-8201, 425-806-7300; www.edenbio.com.

© 2005 Eden Bioscience Corporation. Messenger® and Eden Bioscience® are registered trademarks of Eden Bioscience Corporation.

FORWARD LOOKING STATEMENTS: Certain statements contained in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, among which include statements regarding our ability to improve sales growth and our ability to allocate more resources to sales and marketing. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company's actual results include, among others, unsuccessful development and commercialization of our products; inability to develop adequate sales and marketing capabilities; history of losses and expectation that losses will continue; unsuccessful research in specific target crops; economic conditions in agriculture; and unfavorable weather conditions. More information about these and other factors that potentially could affect the Company's financial results is included in Eden Bioscience's most recent annual report on Form 10-K and quarterly report on Form 10-Q, and in its other public filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Eden Bioscience undertakes no obligation to update any forward-looking statements.

           EDEN BIOSCIENCE CORPORATION AND SUBSIDIARIES

              CONDENSED CONSOLIDATED BALANCE SHEETS
                           (Unaudited)

                                          September 30,       December 31,
                                               2005               2004
                                          -------------      -------------
                         ASSETS
Current assets:
   Cash and cash equivalents              $   8,631,786      $  11,860,385
   Accounts receivable, net of sales
    allowances                                  103,136             39,946
   Inventory, current portion                 1,898,019          3,487,586
   Prepaid expenses and other current
    assets                                      162,277            498,670
                                          -------------      -------------
      Total current assets                   10,795,218         15,886,587
Inventory, non-current portion                1,937,962                  -
Property and equipment, net                   8,151,278         13,887,573
Other assets                                    287,116          1,561,902
                                          -------------      -------------
      Total assets                        $  21,171,574      $  31,336,062
                                          =============      =============

             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                       $     229,299      $     190,648
   Accrued liabilities                        1,604,646          1,206,411
   Current portion of accrued loss on
    facility subleases                                -            507,748
   Current portion of capital lease
    obligations                                   1,880             11,572
                                          -------------      -------------
      Total current liabilities               1,835,825          1,916,379
Accrued loss on facility subleases, net
 of current portion                                   -          2,037,613
Capital lease obligations, net of
 current portion                                      -                761
Other long-term liabilities                     243,062            771,934
                                          -------------      -------------
      Total liabilities                       2,078,887          4,726,687
                                          -------------      -------------

Commitments and contingencies

Shareholders' equity:
   Preferred stock, $.01 par value,
    10,000,000 shares authorized; no shares
    issued and outstanding at September 30,
    2005 and December 31, 2004                        -                  -
   Common stock, $.0025 par value,
    100,000,000 shares authorized; issued
    and outstanding shares - 24,395,870
    shares at September 30, 2005 and
    24,381,870 shares at December 31, 2004       60,990             60,955
   Additional paid-in capital               132,541,547        132,535,982
   Accumulated other comprehensive loss         (21,762)           (37,675)
   Accumulated deficit                     (113,488,088)      (105,949,887)
                                          -------------      -------------
      Total shareholders' equity             19,092,687         26,609,375
                                          -------------      -------------
      Total liabilities and shareholders'
       equity                             $  21,171,574      $  31,336,062
                                          =============      =============

           EDEN BIOSCIENCE CORPORATION AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                           (Unaudited)

                              Three Months Ended      Nine Months Ended
                                 September 30,           September 30,
                           ----------------------- -----------------------
                               2005        2004        2005        2004
                           ----------- ----------- ----------- -----------

Product sales, net of sales
 allowances                $   343,398 $   368,383 $ 3,175,347 $   871,721

Operating expenses:
   Cost of goods sold          585,730     331,436   1,760,089   1,482,329
   Research and development    807,237     863,334   2,713,085   2,260,521
   Selling, general and
    administrative           1,233,315   1,170,213   4,202,805   3,564,780
   Loss on lease
    termination              2,260,538           -   2,260,538           -
                           ----------- ----------- ----------- -----------
      Total operating
       expenses              4,886,820   2,364,983  10,936,517   7,307,630
                           ----------- ----------- ----------- -----------
      Loss from operations  (4,543,422) (1,996,600) (7,761,170) (6,435,909)
                           ----------- ----------- ----------- -----------

Other income (expense):
   Interest income              83,781      59,887     223,507     158,506
   Interest expense                (72)     (1,086)       (538)     (2,376)
                           ----------- ----------- ----------- -----------
      Total other income        83,709      58,801     222,969     156,130
                           ----------- ----------- ----------- -----------

      Loss before income
       taxes                (4,459,713) (1,937,799) (7,538,201) (6,279,779)
Income taxes                         -           -           -           -
                           ----------- ----------- ----------- -----------
      Net loss             $(4,459,713)$(1,937,799)$(7,538,201)$(6,279,779)
                           =========== =========== =========== ===========

Basic and diluted net loss
 per share                 $     (0.18)$     (0.08)$     (0.31)$     (0.26)
                           =========== =========== =========== ===========

Weighted average shares
 outstanding used to
 compute net loss per
 share                      24,395,870  24,372,261  24,389,716  24,367,725
                           =========== =========== =========== ===========

CONTACT
Bradley S. Powell
Eden Bioscience
425-984-2135
fax: 425-806-7400
investorinfo@edenbio.com